Exhibit 10.2

Langer, Inc.

Form of Amendment To Restricted Stock Award Agreement

Amendment To Restricted Stock Award Agreement, made as of this           day of December, 2005, by and between Langer, Inc., a Delaware corporation, having its principal office at 450 Commack Road, Deer Park, New York 11729 (the “Company”), and                                    (the “Grantee”).

Whereas, the Company has previously granted to the Grantee a restricted stock award of 40,000 shares (the “Restricted Shares”) of the Company’s common stock, $0.02 par value (“Common Stock”) pursuant to the restricted stock award agreement dated as of                              (the “Restricted Stock Award Agreement”) between the Company and the Grantee, and of which                         Restricted Shares remain unvested, all such unvested Restricted Shares referred to herein as the “Unvested Restricted Shares”);

Now, Therefore, the parties agree as follows:

1.                                       The vesting date of the Unvested Restricted Shares is hereby accelerated to December [      ], 2005.  The Unvested Restricted Shares, as vested pursuant to the foregoing provision, may sometimes be referred to herein as the “Locked-up Restricted  Shares.”

2.                                       The Restricted Stock Award Agreement is hereby amended to include the following provisions:

2.1.                              Lock-up Release Schedule.  Notwithstanding the vesting of the Locked-up Restricted Shares as hereinabove provided, the Grantee shall not sell, transfer, exchange, hypothecate, grant a security interest in, pledge or otherwise dispose of (collectively, “Transfer”), other than by will or by the laws of descent and distribution, the Locked-up Restricted Shares at any time, including subsequent to the termination of the Grantee’s employment with the Company and/or service as a Director of or consultant to the Company, except in accordance with the following schedule:

Lockup Release Date	Number of Restricted Shares	Total Restricted Shares not Locked Up

[First Lock-up Relase Date]
[Second Lock-up Relase Date]

Notwithstanding the lock-up release schedule set forth above, such lock-up release schedule may be accelerated by the Compensation Committee or the Board of Directors in its sole discretion.

2.2                                 Extension of Lock-up Upon Termination.  (a)  Upon the Grantee’s voluntary termination of employment with the Company and/or service as a Director of or consultant to the Company, except as a result of Grantee’s death or disability, or upon the Grantee’s termination by the Company for Cause, any of the lock-up release periods set forth in Section 2.1 which, as of the Grantee’s termination of employment with the Company and/or service as a Director of or consultant to the Company, have not yet expired shall each be automatically extended an additional five (5) years from the lock-up release date(s) set forth in Section 2.1.

(b)                                 Notwithstanding any extension of the lock-up release periods pursuant to this Section 2.2, any such lock-up release extension may be reduced by the Committee in its sole discretion.

2.3                                 Acceleration of Lock-up Release Upon Change-of-Control Event.  Notwithstanding the lock-up periods set forth in Sections 2.1 and 2.2 above, Locked-up Restricted Shares shall immediately become eligible for Transfer upon the occurrence of a “Change-of-Control Event,” as defined in the Restricted Stock Award Agreement.

3.                                       Section 5, Transferability, of the Restricted Stock Award Agreement is hereby deleted in its entirety.

4.                                       Except as expressly amended by this Amendment, the Restricted Stock Award Agreement shall remain in full force and effect.

5.                                       This Amendment shall be governed by and construed in accordance with, and on the same basis as, the Restricted Stock Award Agreement as set forth therein.

6.                                       This Amendment may be executed in any number of counterparts, but all of which together will constitute one and the same agreement.

[Signature Page Follows:]

In Witness Whereof, the parties hereto have each executed and delivered this Amendment to Restricted Stock Award Agreement as of the day and year first above written.

Langer, Inc.

By:
Name:
Title:

Grantee:

Name: